UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2015

ARIAD Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36172	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 494-0400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

On March 10, 2015, ARIAD Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that the United States District Court for the District of Massachusetts dismissed the shareholder derivative lawsuit filed in late 2013 against the Company and certain of its officers and directors in connection with the events leading up to the temporary suspension of the marketing and commercial distribution of Iclusig® (ponatinib) on October 31, 2013, and subsequent re-launch in January 2014 based on revised U.S. prescribing information and a risk evaluation and mitigation strategy.  A copy of the press release announcing this event has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit           Description
99.1                Press Release dated March 10, 2015

The press release contains hypertext links to information on our websites.  The information on our websites is not incorporated by reference into this Current Report on Form 8-K and does not constitute a part of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

		By:	/s/ Thomas J. DesRosier
Thomas J. DesRosier
Executive Vice President, Chief Legal and Administrative Officer

Date:	March 13, 2015